FINAL TRANSCRIPT
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JAN. 10. 2007 / 10:00AM ET, VOXX - Q3 2006 AUDIOVOX CORPORATION EARNINGS
CONFERENCE CALL
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CONFERENCE CALL TRANSCRIPT

VOXX - Q3 2006 AUDIOVOX CORPORATION EARNINGS CONFERENCE CALL

EVENT DATE/TIME: JAN. 10. 2007 / 10:00AM ET

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CORPORATE PARTICIPANTS
 GLENN WIENER
 Audiovox Corporation - IR

 PATRICK LAVELLE
 Audiovox Corporation - President, CEO

 MICHAEL STOEHR
 Audiovox Corporation - SVP, CFO



CONFERENCE CALL PARTICIPANTS
 JOHN BUCHER
 BMO Capital Markets - Analyst

 RICHARD GREENBERG
 Donald Smith & Co - Analyst

 THOMAS KAHN
 Kahn Brothers & Co - Analyst

 PRESENTATION



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OPERATOR


 Good day, ladies and gentlemen, welcome to the Audiovox Corporation conference call. My name is Tanya, and I will be your operator for today. At this time all participants are in listen-only mode. We will conduct a question-and-answer session towards the end of this conference. (OPERATOR INSTRUCTIONS) As a reminder, this conference is being recorded for replay purposes. I would now like to turn the call over to Mr. Glenn Wiener. Please proceed, sir.


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 GLENN WIENER  - AUDIOVOX CORPORATION - IR


 Thank you, and good morning. Welcome to Audiovox's 2006 fiscal third-quarter conference call for the period ended November 30, 2006. As the operator mentioned today's call is being webcast on the Company's website, www.Audiovox.com under the Investor Relations section, and a replay has been arranged for those who are unable to participate. The reply will be available approximately 1 hour after completion of the call. Fiscal third-quarter results were released after market closed yesterday, and if you have not received a copy of the announcement you can obtain one by calling my offices. Additionally, our form 10-Q was filed yesterday and can be found on our website under SEC filings along with the press release under news releases.

Statements from management this morning will be Patrick Lavelle, President and CEO and Michael Stoehr, Senior Vice President and Chief Financial Officer. Both will make opening remarks before opening up the call for your questions. Before getting started I would like to briefly read the Safe Harbor language. Except for historical information contained herein statements made on today's call and on today's webcast that would constant forward-looking statements may involve certain risk and uncertainties. All forward-looking statements made are based on currently available information, and the Company assumes no responsibility to update any such forward-looking statements. The following factors, among others, may cause actual results to differ materially from the results adjusted in the forward-looking statements. These factors include, but are not limited to, risk that may result in changes in the company's business operation, ability to keep pace with technological advances, significant competition in the mobile and consumer electronics businesses, relationships with key suppliers and customers, quality and consumer acceptance of newly introduced products, market volatility, non availability of products, excess inventory, price and product competition, new product introductions, the possibility that a review of our prior filings by the FCC may result in a change to our financial statements and the possibility that stockholders or regulatory authorities may initiate proceedings against Audiovox and/or our officers and directors as a result of any numerous statements or other corporate actions.

Risk factors with our business include some of the factors set forth herein, are detailed in the company's form 10-K for the period ended November 30, 2005 and on our form 10-Q for the fiscal third quarter ended November 30, 2006. Thank you again for your participation, and with that mouthful I would like to introduce Patrick Lavelle, President and CEO of Audiovox. Patrick.


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 PATRICK LAVELLE  - AUDIOVOX CORPORATION - PRESIDENT, CEO


 Thank you, Glenn, and good morning everyone. I would like to welcome you all to our fiscal third-quarter conference call. We are calling in from the 2007 Consumer Electronics Show where I am very pleased to report that there has been a lot of excitement at our booth this year. In fact probably moreso than in years past. This morning we will cover our third quarter and nine months results, as well as the product rollout highlights from CES. Mike will handle financials in more detail, and then we will open up the call for questions. But before I do any of that, I would like to give you a few more details on the announcement that we made two weeks ago as this seems to be on everybody's mind here at CES.

We announced the acquisition of the consumer electronics accessory business of one of the world's most well-known brands, RCA. And in addition to the rights on the RCA brand, for those products, we will also acquire the accessories business for the Jensen, Advent and Acoustic Research brands. Our acquisition in 2003 gave us those brands for all products except accessories and now our ownership is complete. Finally, this acquisition also gives us the Recoton, SpikeMaster, Ambico and Discwasher brands for any productline.

Over the past two years we have often stated that we were looking to grow our company through synergistic acquisitions and ones that would add higher margin sales and best utilize our core competencies. Each of the acquisitions that we have made has done that. First, Code Alarm, then Recoton and most recently, TERK. This acquisition when combined with last year's purchase of the TERK brand of accessories, will create a new accessory group that should have first year sales in excess of $170 million. The well-respected RCA name further strengthens our brand portfolio and gives us greater flexibility to design programs that not only match the needs of our distribution network, but also give us and gives our retail partners greater opportunities to generate profits. It strengthens our company with topline sales which should generate higher margins than our core business. Upon closing, which we expect within this month, by the end of January, Audiovox will become a significant player in the accessories business, and it is the only company with a strong foothold in mobile, consumer and the accessory business segments. We believe this acquisition is a perfect fit for Audiovox. These accessory products and brands are currently important lines in some of the world's largest retailers, and over the past few days we have spoken to many of them and have met with enthusiastic response to the prospect of our purchase of the business.

Since we currently do business with many of these retailers, we believe the transition to Audiovox should be smooth and fast and may even simplify their buying process as they now can consolidate several category purchases with one company. The addition of the accessory sales from the Thomson acquisition should not result in an incremental increase of our fixed overhead, and therefore should reduce overall operating expense and increased operating income.

And finally, I personally met with many of the 100 plus Thomson employees who will be joining us at the close of this transaction, and I have found that they share our passion for this industry and they have a strong commitment to growth, and I believe that they will assimilate very well into the Audiovox family. Our transition teams are already at work and will accelerate their activities as soon as the transaction closes.

Now I would like to cover the third quarter. We reported sales of approximately $152 million and earnings per share of $0.17. Although sales were down slightly from the November quarter last year, our profits increased significantly. While we have made progress, we have not achieved the level of profitability we seek, and there is still work to be done. Mobile electronics sales came in at $88.6 million, down 4.9% compared to last year. But up almost 31% compared to last quarter. Mobile sales were impacted by the absence of the Prestige audio and Video-In-A-Bag sales, which was the result of our decision to exit both these productlines at the end of 2005. In addition, the mobile multimedia line experienced approximately 25% lower average selling prices as a result of the maturing of the category and increased competition.

However, despite these changes in the market landscape, our Jensen products remain number one in mobile multimedia. Margins in every category of our core mobile business rose in the quarter and we continue our focus on developing programs that increase those margins further and return us to the profit levels we believe are achievable in this category. Consumer electronic sales were $63.3 million compared to approximately $63.1 last year. As I have said previously, we passed on a number of retail promotions that did not meet our profitability targets, and we will continue to do so. Unit sales in both portable DVD and LCD categories increased. However, the increases were partially offset by lower average selling prices, which continue to affect these categories. We have a significant market presence in consumer electronics. And despite the lower margins they generate, we plan to continue with targeted sales programs that contribute to our topline performance and to increase gross profits through the introduction of higher margin consumer electronic product offerings.

In 2007 we will be introducing several new products with technology that can demand higher gross. For example, for Acoustic Research we will introduce high-end subwoofers for home use, as well as technologically advanced, wireless speaker systems and a line of high-performance home theater receivers. The response so far at the show has been very good. Portable GPS navigation systems and GMRS radios with scanners will also be added to the CE lineup, all products that we believe will improve the overall margin picture for the consumer group. We came into 2006 expecting a decline in sales as we were more focused on driving profits through the organization. And with that said, gross profit margins are 17% through the first nine months of 2006 compared to 10.6% in the same period last year. And our net income is $0.015 per share compared to a loss of $0.38 per share. Net income from continuing operations was higher at $0.18 per share compared to a loss of $0.28 per share in the nine-month period in 2005.

Briefly recap our nine months, we started the year with goals to increase productivity and lower overhead. Continued new and innovative product development and plans for synergistic acquisitions. We have made considerable headway in all three despite the fact that we have not reached our stated profit goal. Through the first nine months operating expenses are down approximately $3 million or 4.4%. Inventory management and improved buying programs and vendor agreements have begun to take effect and we continue to look to technology to improve productivity. As I said a few minutes ago, gross margins in all our mobile electronic categories are rising and new product introductions in those categories should continue that trend.

New product development is our strongest focus, and that attention paid off this year with three product categories winning innovation awards here at CES. Our Home Decor line, one of our TERK outdoor HD radio antennas, and the exciting XM Mini Tuner all took honors. In addition, we have introduced over 50 new product here at CES.

On the mobile side, there is a new XM satellite radio productline centering around our award-winning XM Mini Tuner. This line features products that span categories including home theater and audio, mobile applications, portable uses and navigation. For Jensen there are six new multimedia systems with touchscreens that are satellite radio ready and iPod compatible. And that work with storage devices such as DVDs, MP3s and WMA. We expect to do very well with this. The response here so far at the show has been very good. In mobile video we have expanded our car dealer exclusive Advent brand in 2007 by adding a 12.2 inch overhead that expands content flexibility with an SP card connector and USB port which allows consumers to view downloadable files through the car's mobile video system.

With the addition of our newest headrest program with Mercedes-Benz we now have 750 vehicle applications for custom headrest mobile video. The new mobile Mercedes system presented several engineering challenges and required close collaboration with Mercedes-Benz engineering teams to ensure that our headrest solution would not interfere with the vehicle's active headrest system, a true collaborative effort and again another product winning rave reviews here at the show.

In security we have new systems for Code Alarm, Prestige and Pursuit that feature new one-mile long range remote starts and a unique organic LED confirmation system that includes animation in the transmitter display.

On the consumer side, we remain a market leader in the portable DVD category and have a complete line of LCD TVs from 15 to 47 inch. We will be introducing additional Home Decor speaker covers as this line continues to develop traction at retail. By design we have slowly and strategically rolled out this productline to make sure our retail partners are properly equipped to sell and market this product and to limit our exposure. We have been successful todate, and we anticipate nationwide distribution in some select retail outlets in the first quarter of 2007. We are introducing a high-performance, wireless 5.1 speaker package that uses 2.4 GHz digital wireless technology for virtually interference free reception with CD quality. Also in the AR line is a brand-new home subwoofer designed in the quality traditions of Acoustic Research. Another first for our company will be our entrance into the emerging digital picture frame market. We have three LCD screening photo frames that allow for a download of as many as 30 or 40 MP3 or 30 or 40 pictures in MP3 or AVI format.

Into car racing you will want our new GMRS radio that combines a six-mile range with a scanner that lets you listen in to the pit crew conversations at the track. Other models in this line will have up to 18-mile range in a variety of consumer friendly features. The new TERK brand of accessory products focus on wireless and HDMI products that include the first wireless headphone that delivers true 5.1 sound with no distortion.

These are just some of the products that should help us achieve the higher sales and profits we believe are possible with our combination of brands, programs and distribution. And I must say that we are quite pleased with the reception and the reaction we are getting to the products that we are showing here today and this week. In closing, I would like to add that when we complete the Thomson acquisition we will have over $130 million in cash, and we are continuing our search for acquisitions of companies that broaden our distribution, maximize our capacity, capitalize on our strength and deliver maximum shareholder value. I want to thank you for your continued support and with that I will turn the call over to Mike in New York. Michael.


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 MICHAEL STOEHR  - AUDIOVOX CORPORATION - SVP, CFO


 Thanks a lot Pat. Good morning, everyone. Consolidated sales for the third quarter were $151.8 million versus $156.3 million last year, a decrease of 2.9%. Consumer electronic sales were $63.3 million compared to $63.1 million essentially flat from the prior year period. As a percentage of sales, CE sales were 41.7% versus 40.4% in the comparable 2005 period. Unit sales in both the portable DVD and LCD categories increased significantly this quarter, but the ongoing price decline offset these gains and continue to affect these categories. We continue to evaluate all of our retail programs and are not participating in programs that do not meet profitability targets.

Sales in our mobile group were $88.6 million or 58.3% on total sales compared to $93.2 million or 59.6% of sales in the comparable 2005 quarter. The impact on mobile sales or declines in the mobile video in certain car audio lines of product as outlined by Pat. We did have improvements in our satellite and co system lines of product and increased sales in Audiovox Germany. Gross margins increased to 16.7% during the third quarter versus 6.2% last year. Our margins this quarter were favorably impacted by improved margins in every mobile category, as well as reduced freight charges and better inventory management, which results in less inventory markdowns. Lower margins in the CE side offset some of these gains in the mobile category. The big factor compared to last year is the inventory write-downs taken in the November 2005 quarter, approximately $9 million or 5.9% of our gross profit margin. Adjusting for this, our margins this quarter were 16.7 versus 11.9 last comparable quarter.

Overhead for the quarter was $23.7 million. There were two categories of expenses which were not related to this quarter's operations. We had a charge of $1.6 million for the settlement of claims made by licensors of intellectual property, and we had a $397,000 charge for our Vice President's option program. No senior executive received options related to this charge. As a result, our overhead increased 2.1% when compared to last year's comparable quarter.
Adjusted for these two charges, overhead declined approximately $1.6 million from last year. As a percentage of net sales, operating expenses increased to 15.6% in the 2006 November quarter compared to 14.8% in the similar 2005 period. Adjusted for stock-based compensation and legal settlements, overhead as a percentage of sales was 14.2%.

Selling expenses decreased $121,000 or 1.5% due to a $566,000 decrease in advertising expenses. Partially offset by option expenses, increases in base salaries. G&A expenses increased approximately $149,000 or 1.1% due to higher professional fees as a result of a $1.6 million fee related to legal settlements with licensors and higher employee benefit costs and option expenses. These costs were partially offset by lower audit and other legal and consulting costs and a decline in bad debt expenses.

Interest and bank charges declined $126,000 due to the reduction of outstanding bank obligations in our foreign companies as a result of increased asset turnover. Equity income of our equity investee increased $262,000 due to higher equity income of ASA driven by higher gross margins of Jensen Marine, audio and Voyageur product lines. Other income increased due to a $1.1 million other than temporary impairment charge recorded for our sell start investment in 2005 period which should not occur this year. And higher interest income related to our short-term investments with higher interest rates as compared to last year.

The effective tax rate for this quarter was 25.4% compared to 39.4% in the prior 2005 period. This is principally due to the tax-exempt interest income earned on our short-term investments. We reported net income from continuing operations of $3.8 million or income of $0.17 per diluted share compared to a net loss of $8.3 million or a loss of $0.37 per share in the November 2005 quarter. Including discontinued operations we reported income of $0.17 per share versus $0.46 per share last year. Net cash to fund operating activities was $21.4 million in the third quarter versus $45.8 million in the comparable period last year. This decrease in cash used by operating activities compared to the prior year was due to income from continuing operations, increase in accounts payable and a decline in income tax payments, offset by increased needs to fund accounts receivable from our third quarter sales.

Accounts Receivable turns were approximately 4.2 versus 4.4 the prior year. Our inventory decreased by approximately $7.7 million to $88.5 million from $96.2 million as of February 28. This decline was due to products sold to support holiday sales and improved inventory management programs. Our inventory turns this quarter were 4.1 compared to 3.4 at the same time last year. As of November 30th we had working capital of $342 million which includes cash and short-term investments of $149.7 million compared to working capital of $340.6 million as of February 28, which included cash and short-term investments of $177.1 million. The decrease in short-term investments is primarily related to an increased inventory purchase to fulfill holiday seasons sales orders. Our cash balances as of today are $192 million as sales from the third quarter have been collected.

Through the first three quarters of fiscal 2006 the Company purchased 305,100 shares of (indiscernible) stock for $4.2 million and issued 142,000 shares of Class A common stock in connection with the exercise of stock options and warrants. I would like to give you a few more details on the Thomson RCA electronics acquisition that Pat discussed with you. The purchase price is $50 million. There is an assignment fee associated with the purchase of the RCA brand for our specific field of use based upon the sales of RCA branded product over a five-year period. The assignment fee is not estimated to be a major cost in relation to the purchase price. There is a working capital level and a working capital adjustment. We estimate the associated intangible goodwill to be in the high $40 million area. We have not completed our analysis of the purchase price adjustment at this time, our purchase price allocation.

The purchase price will be funded from our short-term investments. We estimate the working capital financing needs to be approximately $20 to $25 million at the high point as we did not purchase any accounts receivable with this transaction. We will be bringing in approximately 115 people with this acquisition. However, we do not expect any material impact to the existing Audiovox overhead to provide the service the acquisition would require. We expect no issues in regard to our IT systems as we are set up to handle the additional volume in users. Thanks for your attention, and I will turn the call back over to Pat.

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 PATRICK LAVELLE  - AUDIOVOX CORPORATION - PRESIDENT, CEO


Thank you, Michael. At this point I would like to open the call to any questions.



 QUESTION AND ANSWER


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OPERATOR


 (OPERATOR INSTRUCTIONS) John Bucher of BMO Capital Markets.


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 JOHN BUCHER  - BMO CAPITAL MARKETS - ANALYST


 Good morning, John Bucher with BMO. I guess I would start out with a couple questions on the acquisition just to make sure I heard everything clearly, Michael. I think that is where you left off. If I am not mistaken, Patrick said that when the deal closes you expect to have $130 million of cash on hand at closing. Is that net of all fees associated, the transaction fees associated with the deal and all post working capital changes associated with the holiday season?


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 MICHAEL STOEHR  - AUDIOVOX CORPORATION - SVP, CFO


 That, John, would be all the transaction costs, the fees, the purchase price but not does not include working capital leads during the year.


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 JOHN BUCHER  - BMO CAPITAL MARKETS - ANALYST


 So except for the changes in working capital at the end of January when the deal closes, it will be $130 million cash on hand and short-term investments on hand, plus whatever the working capital delta is?


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 MICHAEL STOEHR  - AUDIOVOX CORPORATION - SVP, CFO


 That is correct, and that won't occur all at once, by the way.


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 JOHN BUCHER  - BMO CAPITAL MARKETS - ANALYST


 Okay.

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 MICHAEL STOEHR  - AUDIOVOX CORPORATION - SVP, CFO


 It will be as you're buying product then you kind of bring up the inventories a little bit.


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 JOHN BUCHER  - BMO CAPITAL MARKETS - ANALYST


 Thank you. And with respect to the assignment fee that you mentioned that was not to be major, are those the brand licensing fees that were mentioned in the press release?

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 MICHAEL STOEHR  - AUDIOVOX CORPORATION - SVP, CFO


 Yes, it is only through the RCA name, and yes, it is a five-year period.


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 JOHN BUCHER  - BMO CAPITAL MARKETS - ANALYST


 So this is not something we should incorporate into the model, led by you're saying it is not going to be major?


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 MICHAEL STOEHR  - AUDIOVOX CORPORATION - SVP, CFO


 No, it would be included in the purchase price.



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 JOHN BUCHER  - BMO CAPITAL MARKETS - ANALYST


 Okay. And then if I could, just a couple questions on what you are expecting for the fourth fiscal quarter here, the quarter that we are in right now. You probably had a pretty good look at what December has done. Do you have -- can you give us any type of an outlook at all topline or EPS range for the fiscal fourth quarter? And then I am going to also just have -- just wonder whether you are prepared to talk at all about fiscal 2007? Just kind of any rough ranges or targets since you're going to have I guess essentially an extra $170 million of incremental sales with the Thomson RCA acquisition.


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 MICHAEL STOEHR  - AUDIOVOX CORPORATION - SVP, CFO


 Pat, why don't you take the topline, I will take the other piece.


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 PATRICK LAVELLE  - AUDIOVOX CORPORATION - PRESIDENT, CEO


 Yes, as far as what we are looking at the fourth quarter -- and you know we generally don't give guidance on the quarters, but as you know this fourth quarter is our old first quarter which is traditionally the weakest quarter in the year. So let that be the guidance and also we are going to have some additional expenses as we start and as we go through the transition period and as we bring on the Thomson people. Thomson sales for the fourth quarter should not be that material to what we do, and it is also Thomson's weakest quarter. So that is all I can say about that.


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 MICHAEL STOEHR  - AUDIOVOX CORPORATION - SVP, CFO


 As for 2007 traditionally when we do our annual call we usually give some indication at that point in time. But as Pat mentioned, we do have a ninety-day window for transition from the Thomson facilities into our how we are going to set them up.

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 JOHN BUCHER  - BMO CAPITAL MARKETS - ANALYST


 I guess what I was mainly thinking --.


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 MICHAEL STOEHR  - AUDIOVOX CORPORATION - SVP, CFO


 (multiple speakers) which will be about April and then we will start to see some impacts beginning May.


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 PATRICK LAVELLE  - AUDIOVOX CORPORATION - PRESIDENT, CEO


 As we look into 2007 that is a very different picture. 2007 I think we will be quite bullish on. In fact, the additional sales that we pick up from Thomson -- let me caution you in my statement that I made is that I would anticipate that we would pick up about $150 million in sales. And then what we're doing with the TERK acquisition should bring it up to $170 million.

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 JOHN BUCHER  - BMO CAPITAL MARKETS - ANALYST


 Thanks for that clarification.


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 PATRICK LAVELLE  - AUDIOVOX CORPORATION - PRESIDENT, CEO


 And when we look at these sales, and when we look at the response that we are getting to our overall product offering, not anything sticking out in particular, but the general good response we are getting to the different categories, new line introductions, we think we're moving everything in the right direction. We think we're moving everything in the direction that we've indicated we wanted to go in the past.


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 JOHN BUCHER  - BMO CAPITAL MARKETS - ANALYST


 I understand that you're not going to give 2007 fiscal 2007 guidance here. I was just wondering since the accessory business has historically been a higher margin business than the overall corporate average, the Thomson acquisition and you've also indicated it should be accretive in fiscal 2007, can you just give a high-level update on your financial model? Previously I think the 5% operating margin has sort of been talked about as a bogey for that. Can you just update us on that with respect to this Thomson acquisition?


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 PATRICK LAVELLE  - AUDIOVOX CORPORATION - PRESIDENT, CEO


 I think these are the things we need to do to get to those targets, although the margin structure for the accessory business is higher than our core business, there are some higher overhead because of the nature of accessories. But these are the things that we believe that we need to be doing to get to the 5% targets that we've indicated.


--------------------------------------------------------------------------------
 MICHAEL STOEHR  - AUDIOVOX CORPORATION - SVP, CFO


 John, as Pat mentioned, the cost of product alone has a good margin but as Pat mentioned the business models is a little bit different so the cost to prepare product for sale is higher than traditionally for Audiovox.


--------------------------------------------------------------------------------
 JOHN BUCHER  - BMO CAPITAL MARKETS - ANALYST


 Okay, great.

--------------------------------------------------------------------------------
 PATRICK LAVELLE  - AUDIOVOX CORPORATION - PRESIDENT, CEO


 Net however, will be better bottom line margin contribution.


--------------------------------------------------------------------------------
 MICHAEL STOEHR  - AUDIOVOX CORPORATION - SVP, CFO


 That's correct.


--------------------------------------------------------------------------------
 PATRICK LAVELLE  - AUDIOVOX CORPORATION - PRESIDENT, CEO


 In existing product categories.


--------------------------------------------------------------------------------
 JOHN BUCHER  - BMO CAPITAL MARKETS - ANALYST


 That's helpful; I am going to let somebody else have an opportunity here and I will get back in the queue for some housekeeping items. Thank you.


--------------------------------------------------------------------------------
OPERATOR


 (OPERATOR INSTRUCTIONS) Richard Greenberg, Donald Smith & Co.


--------------------------------------------------------------------------------
 RICHARD GREENBERG  - DONALD SMITH & CO - ANALYST


 Good morning. First on the -- Michael, I just want to clarify on these professional fees the legal settlement of I think it was $1.6 million, that is a onetime charge which is going to be nonrecurring, so we really could add that back into your operating income, is that right?


--------------------------------------------------------------------------------
 MICHAEL STOEHR  - AUDIOVOX CORPORATION - SVP, CFO


 That is correct, Richard.


--------------------------------------------------------------------------------
 RICHARD GREENBERG  - DONALD SMITH & CO - ANALYST


 Secondly on this goodwill -- and then by the way just as an aside we talked in the past about adding goodwill and intangibles and you guys said that you wouldn't be adding a lot from acquisitions, and it seems to me something in the mid 40 range on a $50 million acquisition is adding a lot of goodwill. So I am curious as to your comment there, but in terms of amortization, is it going to be any amortization of this intangible asset?


--------------------------------------------------------------------------------
 MICHAEL STOEHR  - AUDIOVOX CORPORATION - SVP, CFO


Yes, there will be. The tax portion add about 80% of it will be U.S. the U.S. taxes -- oh, excuse me, no, amortization on the P&L, I'm sorry.


--------------------------------------------------------------------------------
 RICHARD GREENBERG  - DONALD SMITH & CO - ANALYST


 Okay, no amortization on the P&L?

--------------------------------------------------------------------------------
 MICHAEL STOEHR  - AUDIOVOX CORPORATION - SVP, CFO


 No, most of this will be going and Pat will probably address the goodwill but most of this purchase is applicable to the brands.


--------------------------------------------------------------------------------
 RICHARD GREENBERG  - DONALD SMITH & CO - ANALYST


 And any comments on why such a high intangible value here and very little intangible equity that we are getting?


--------------------------------------------------------------------------------
 PATRICK LAVELLE  - AUDIOVOX CORPORATION - PRESIDENT, CEO


 One of the reasons is that we are not taking the receivables. It was very difficult to spread out and separate the receivables within the Thomson organization. And therefore we thought it would be best that we did not take the receivables, and that has worked out well. I think that would be pushing up some of the goodwill somewhat.


--------------------------------------------------------------------------------
 RICHARD GREENBERG  - DONALD SMITH & CO - ANALYST


 Okay, but Mike, you did say it is going to be goodwill and intangibles of somewhere in the 40 plus million range?


--------------------------------------------------------------------------------
 MICHAEL STOEHR  - AUDIOVOX CORPORATION - SVP, CFO


 The reason being Richard is that we have not completed the analysis that we are required to do to assign the value to goodwill and intangibles since we haven't really closed the transaction. But what you will see is on the balance sheet, as I said and Pat mentioned, the thrust of the sale is with the brands that were purchased, specifically the RCA and the other brands that came in. So you will see an alignment of that purchase price to those brands with an indefinite life we feel at this point.


--------------------------------------------------------------------------------
 RICHARD GREENBERG  - DONALD SMITH & CO - ANALYST


 Okay, and just the --.


--------------------------------------------------------------------------------
 MICHAEL STOEHR  - AUDIOVOX CORPORATION - SVP, CFO


 Also want to point out that when we usually buy an acquisition we try to target below $0.30 a $1 on sales, and this one roughly came in around $0.26 to $0.27. As Pat mentioned, it wasn't a lot of assets and this was a construct, Richard, also.


--------------------------------------------------------------------------------
 RICHARD GREENBERG  - DONALD SMITH & CO - ANALYST


 No. That is really a positive, but in regard to that in terms of margins again, and I don't know if you want to throw out sort of what this business gross margin and operating expense -- sort of a model for this business where if you can't get that specific, bottom line what kind of operating margin does this business -- is this a 5% operating margin business or 6 or 7, or just overall what can you say about margins?

--------------------------------------------------------------------------------
 PATRICK LAVELLE  - AUDIOVOX CORPORATION - PRESIDENT, CEO


 I think as far as I would go is that it is traditionally better than what we have reported on our core business. The first product gross margins are generally higher because of the value add. One of the things -- one of the other reasons why we looked at the accessory business is that we believe that it is a good barrier for -- there is a high barrier to entry for some of the large retail customers who have been global sourcing some other categories. And the reason for that is the nature of the accessories. There are a lot of them, a lot of different SKUs, very aggressive product development has to go on. Inventory management, product fill, so there is a -- because of that it is difficult for a retailer to really manage an accessory program. That is the value add. And that is why there is a better margin structure here.


--------------------------------------------------------------------------------
 RICHARD GREENBERG  - DONALD SMITH & CO - ANALYST


 Okay, so it is a better -- I understand better gross margins, that is clear but it is a better operating margin as well, right Pat?


--------------------------------------------------------------------------------
 PATRICK LAVELLE  - AUDIOVOX CORPORATION - PRESIDENT, CEO


 Yes, absolutely. When I made the statement that because of the inventory management and everything else and demand planning and all the things that go along with it, and the warehousing and the number of shipments and freight and everything, it runs at a higher operating expense than what we would see in our core business. But that is well offset by the higher margin.


--------------------------------------------------------------------------------
 MICHAEL STOEHR  - AUDIOVOX CORPORATION - SVP, CFO


 In relationship to operating expenses as Pat kind of mentioned in his opening remarks, we have already existing the IT network and general administrative network that will not be required by this company, that is now being serviced by Thomson to its subsidiary.


--------------------------------------------------------------------------------
 RICHARD GREENBERG  - DONALD SMITH & CO - ANALYST


 So Mike is the only addition to operating expenses this 115 people?


--------------------------------------------------------------------------------
 MICHAEL STOEHR  - AUDIOVOX CORPORATION - SVP, CFO


 Yes. What you will see is the 115 people most of that will show up in the selling expense. As Pat mentioned these are your marketing executive, your brand managers and the support staff underneath them. The G&A expenses except for (indiscernible) will be borne over the existing Audiovox overhead in essence. Our IT will absorb them, Our accounting payables and credit people will absorb those functions. Maybe we will add one or two bodies here at Audiovox but we are only talking about $100,000 at the most.


--------------------------------------------------------------------------------
 PATRICK LAVELLE  - AUDIOVOX CORPORATION - PRESIDENT, CEO


 The incremental increase in overhead on the Audiovox staff will be small. the increase in our total overhead will really only be driven by the number of people and the organization that we take over from Thomson. As we have done in every one of our acquisitions, it is very important to keep the individuality, the look, the feel of the product to the customer and to the consumer alive. And you do that by maintaining separate sales, separate product development and in this case, it is separate demand planners because of the points that I mentioned before. So from the look of the customer, the look of the consumer we will maintain the RCA brand look and feel. But when you start to look at duplicated operations like IT, logistics, accounting, collection, customer service, that could all be the same, and that is what we've done in every acquisition. Where we've taken those what I call back end expenses out, and we've added onto Audiovox at a minimal increase to the Audiovox overhead and have improved the overall profitability of the acquired company. And that is exactly what we intend to do here.

--------------------------------------------------------------------------------
 RICHARD GREENBERG  - DONALD SMITH & CO - ANALYST


 Okay, but just because I am not getting the right numbers here; if I were to just take 115 people and I don't know what the right number is, 60,000 per employee, that is something like $7 million addition to your operating expense. I guess over and above that for everything else what should we be adding?


--------------------------------------------------------------------------------
 PATRICK LAVELLE  - AUDIOVOX CORPORATION - PRESIDENT, CEO


 If you look at there is going to be a cost structure; we have a team at in Asia, we have a team in Indianapolis, we have a team in Canada. There is warehousing, there is additional warehousing expenses. We are looking at somewhere around $2 million in additional overhead that this would generate. Just from the acquisition of the Thomson people and facilities. And then a small incremental increase on the Audiovox side. And when you look at the margin generation on the sales and you look at the expenses that, the expense savings that we're going to be able to implement, we believe that this will be a very accretive deal once we get everything together and in place. The operation we are buying today is stressed, but the overhead structure that they are operating on because they are part of a large conglomerates is much, much different than ours. And we believe that we can employ those savings, and that is where the true profitability is going to come on this deal. And when we look at that and we compare it to the purchase price, we are very pleased with the deal that we've been able to work out.


--------------------------------------------------------------------------------
 RICHARD GREENBERG  - DONALD SMITH & CO - ANALYST


 But coming out of the box even though it is stressed, this is still a 20% or so gross margin kind of business, is that right? Here's my problem. If we put 20% on $150 million, that is $30 million of incremental gross margin, and I think you are talking about 10 million. I can't tell on the operating expense increase which would imply $20 million operating income to the bottom line which I know is way, way too much. I'm just trying to understand, where am I wrong on those numbers?


--------------------------------------------------------------------------------
 MICHAEL STOEHR  - AUDIOVOX CORPORATION - SVP, CFO


 Because what you want to look at besides the personnel expense as Pat mentioned we are coming through they have marketing and development funds, advertising programs, and we are still working our way through the let's call it the basic overhead, Richard. You are a little bit higher than what you are talking about and you have to put benefits on that $65 million.


--------------------------------------------------------------------------------
 RICHARD GREENBERG  - DONALD SMITH & CO - ANALYST


 Okay.


--------------------------------------------------------------------------------
 MICHAEL STOEHR  - AUDIOVOX CORPORATION - SVP, CFO


 But as Pat outlined for you this business model inherently has higher operating income impact for us based upon our studies.

--------------------------------------------------------------------------------
 RICHARD GREENBERG  - DONALD SMITH & CO - ANALYST


 I don't want to take anymore time, Mike, just one last quick question. The tax rate going forward I am a little confused there, just what should we be expecting?


--------------------------------------------------------------------------------
 MICHAEL STOEHR  - AUDIOVOX CORPORATION - SVP, CFO


 You're going to still see it in the low 20s because of the interest income.


--------------------------------------------------------------------------------
 RICHARD GREENBERG  - DONALD SMITH & CO - ANALYST


 Okay. Great. Thanks a lot, guys.


--------------------------------------------------------------------------------
OPERATOR


 Thomas Kahn, Kahn Brothers & Co.


--------------------------------------------------------------------------------
 THOMAS KAHN  - KAHN BROTHERS & CO - ANALYST


 Congratulations on a great booth at the electronics show, Pat. Really very impressive, and the new products that are rolling out I really thought were mind-boggling.


--------------------------------------------------------------------------------
 PATRICK LAVELLE  - AUDIOVOX CORPORATION - PRESIDENT, CEO


 Thank you, thank you. We're very pleased with the reception we're getting at the show from the customers.


--------------------------------------------------------------------------------
 THOMAS KAHN  - KAHN BROTHERS & CO - ANALYST


 I know one that I am personally interested in and my question is when will the digital picture frame be in the marketplace?


--------------------------------------------------------------------------------
 PATRICK LAVELLE  - AUDIOVOX CORPORATION - PRESIDENT, CEO


 We will have these probably -- you remember now the end of our first quarter is in the May time frame. So they will be in around then.


--------------------------------------------------------------------------------
 THOMAS KAHN  - KAHN BROTHERS & CO - ANALYST


 Great, because you have a customer for probably several of them.


--------------------------------------------------------------------------------
 PATRICK LAVELLE  - AUDIOVOX CORPORATION - PRESIDENT, CEO


 We're trying very hard to get them in for Mother's Day.

--------------------------------------------------------------------------------
 THOMAS KAHN  - KAHN BROTHERS & CO - ANALYST


 Thank you, great. Thank you, Pat.


--------------------------------------------------------------------------------
OPERATOR


 John Bucher, BMO Capital Markets.


--------------------------------------------------------------------------------
 JOHN BUCHER  - BMO CAPITAL MARKETS - ANALYST


 Patrick, the GPS product portable GPS product, did any of those make it into the channel in December, or those now filling now?


--------------------------------------------------------------------------------
 PATRICK LAVELLE  - AUDIOVOX CORPORATION - PRESIDENT, CEO


 We had sales in the third quarter, albeit small but actually we sold out whatever we brought into the third quarter of our 226. We anticipate inventory in the first quarter as we start to ramp up on that. And at the end of the first quarter we are having some issues in bringing out the XM with the XM real traffic. It is a very complicated piece. We expect that will hit at the end of the first quarter, but we have entered into the field. We've got very good response to the units that we brought in. They are stepping up the orders now because I believe our guys are getting some pretty good commitments from customers at the show. The units that we sold are some of the lower-priced, more aggressively priced units. And then as you know the unit with XM and the mini tuner are the ones that will be at much higher price points.


--------------------------------------------------------------------------------
 JOHN BUCHER  - BMO CAPITAL MARKETS - ANALYST


 Are you for the XM enabled unit, are you going to be selling through both your 12 volt as well as your retail channels or what kind of channel mix are you expecting there?


--------------------------------------------------------------------------------
 PATRICK LAVELLE  - AUDIOVOX CORPORATION - PRESIDENT, CEO


 We expect to do it through 12 volts. Through the surveys that we've done with customers and everything else they felt that the Jensen brand could carry best on that, so we are branding it on the Jensen. And primarily because we do that this will be going through the 12 volt distribution channel. But both on the independent side and on the big box side we will just run it through the 12 volt departments of the big box retailers.


--------------------------------------------------------------------------------
 JOHN BUCHER  - BMO CAPITAL MARKETS - ANALYST


 And then just some the housekeeping stuff, on the other net category and other income that 1.118 million figure, were there any onetime related investment gains or was that all just primarily interest income?


--------------------------------------------------------------------------------
 MICHAEL STOEHR  - AUDIOVOX CORPORATION - SVP, CFO


 It was all basically interest income for the quarter was $1.4 million. We had some rental income of about $100,000 in other expenses netted you down; and that is on page 18 of the Q if you want to see it, we explained it.

--------------------------------------------------------------------------------
 JOHN BUCHER  - BMO CAPITAL MARKETS - ANALYST


 Right, yes, we read through that, and the --.


--------------------------------------------------------------------------------
 MICHAEL STOEHR  - AUDIOVOX CORPORATION - SVP, CFO


 Nothing out of the norm in there.


--------------------------------------------------------------------------------
 JOHN BUCHER  - BMO CAPITAL MARKETS - ANALYST


 Okay. And then the $6.8 million that is mentioned in the Q that could be coming back to the company via the derivative litigation, -- that will be coming back in as cash to the company? Is that what that footnote is essentially telling us?


--------------------------------------------------------------------------------
 MICHAEL STOEHR  - AUDIOVOX CORPORATION - SVP, CFO


 Normally what happens is that would probably be the settlement and of course the wonderful attorneys get their piece out of it. And then a net amount will come back to the company that will come through discontinued ops, because that is where the charges were taken. The net cash would come back to the company, net of fees.


--------------------------------------------------------------------------------
 JOHN BUCHER  - BMO CAPITAL MARKETS - ANALYST


 Okay. Great. Thank you very much.


--------------------------------------------------------------------------------
OPERATOR


 There are no further questions at this time. I would now like to turn the call back to management for closing remarks.


--------------------------------------------------------------------------------
 PATRICK LAVELLE  - AUDIOVOX CORPORATION - PRESIDENT, CEO


 Thank you, ladies and gentlemen, for joining us this morning. We are excited about what we are hearing about our new product introductions at the show here, and we are exceptionally excited with the prospects of this new acquisition. We really believe when combined with the Audiovox sales, it will not only strengthen our relationships with customers, but it will spread out many of our fixed costs and generate some very, very good bottom line results. So we are looking very good going into 2007. I appreciate your interest, and have a nice day. Thank you.


--------------------------------------------------------------------------------
OPERATOR


 You may now disconnect, and have a great day.

--------------------------------------------------------------------------------

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